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Exhibit 10(b)

Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form N-4 (File No. 333-94047) of our report dated March 1, 2001, relating to the consolidated financial statements and financial statement schedules of Protective Life Insurance Company and Subsidiaries, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated March 22, 2001, on our audits of the financial statements of The Protective Variable Annuity Separate Account, which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement and Statement of Additional Information.

PricewaterhouseCoopers LLP
Birmingham, Alabama
April 30, 2001

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Consent of Independent Accountants